Corporate Capital Trust 8-K

Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of February 11, 2013 (together with all schedules and exhibits hereto, this “Third Amendment”), is entered into by and among CCT FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as administrative agent (in such capacity, the “Administrative Agent”) and a Lender and HEALTHCARE OF ONTARIO PENSION PLAN (“HOOPP”) as a Lender  (DBNY, HOOPP and each other Lender party to the Credit Agreement described below, the “Lenders” and each a “Lender”).  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower, the Administrative Agent and DBNY are parties to a Credit Agreement dated as of August 22, 2011 as amended by the First Amendment to Credit Agreement dated as of February 28, 2012 and as further amended pursuant to the Second Amendment to Credit Agreement dated as of August 20, 2012 (the credit agreement, as amended prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Third Amendment, the “Amended Credit Agreement”).

B. DBNY currently holds 100% of the Tranche A Commitment, Tranche B Commitment and Tranche C Commitment under the Credit Agreement.

C. The parties hereto desire, among other things, to (i) reflect the introduction of HOOPP as a Lender under the Amended Credit Agreement, (ii) designate the Tranche B Commitment as a Tranche B2 Commitment and designate the Tranche C Commitment as a Tranche B1 Commitment, (iii) provide for an additional commitment of $100,000,000 in the form of a Tranche D Commitment, (iv) extend the Scheduled Commitment Termination Date and revise the Applicable Margin, in each case, applicable to all Loans under the Credit Agreement, other than the Tranche A Loans and (v) make certain other related amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement.  Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) On the Third Amendment Closing Date, (i) each Tranche B Loan then outstanding under the Credit Agreement shall be designated as a “Tranche B2 Loan”, each existing Tranche B Lender shall be designated as a “Tranche B2 Lender” and the Tranche B Commitment shall be designated as the “Tranche B2 Commitment”, (ii) each Tranche C Loan then outstanding under the Credit Agreement shall be designated as a “Tranche B1 Loan”, each existing Tranche C Lender shall be designated as a “Tranche B1 Lender” and the Tranche C Commitment shall be designated as the “Tranche B1 Commitment”, (iii) the term “Tranche B” shall be replaced with the term “Tranche B2” wherever such term is used in the Credit Documents and (iv) the term “Tranche C” shall be replaced with the term “Tranche B1” wherever such term is used in the Credit Documents.

(b) The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Third Amendment Closing Date” means February 11, 2013.

“Tranche D Commitment” means (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $100,000,000 or (y) such lesser amount remaining following any reduction of the Tranche D Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Commitment Reduction and Termination) and (b) on and after the Commitment Termination Date, zero.

“Tranche D Lender” means each Lender that has a Tranche D Commitment.

“Tranche D Loan” means each Loan made under the Tranche D Commitment.

(c) The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Adjusted LIBO Rate” means (A) with respect to any Eurodollar Borrowing comprised of Tranche A Loans, for a period of one (1) month commencing on the later of (x) the date on which such Eurodollar Borrowing is made and (y) the next Interest Reset Date, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such period and (b) Statutory Reserves and (B) with respect to any Eurodollar Borrowing comprised of Tranche B1 Loans, Tranche B2 Loans or Tranche D Loans, for a period of three (3) months commencing on the later of (x) the date on which such Eurodollar Borrowing is made and (y) the next Interest Reset Date, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such period and (b) Statutory Reserves.

“Applicable Margin” means (a) with respect to all outstanding Tranche A Loans provided by the Tranche A Lenders, 1.70% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion, (b) with respect to all outstanding Tranche B1 Loans provided by the Tranche B1 Lenders, 1.50% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion,  (c) with respect to all outstanding Tranche B2 Loans provided by the Tranche B2 Lenders, 2.325% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion, and (d) with respect to all outstanding Tranche D Loans provided by the Tranche D Lenders, 2.325% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 (Commitment), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth on the signature page for such Lender or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, with respect to the Tranche A Commitment, the Tranche B1 Commitment, the Tranche B2 Commitment and the Tranche D Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided that for the avoidance of doubt, references to "the Commitment" when not qualified by a particular tranche shall mean the aggregate outstanding commitment across all tranches.

“Commitment Fee” means, for each day, the Unused Amount as of such day multiplied by a fraction, the numerator of which is (x) in the case of the Tranche A Loans or the Tranche B1 Loans, 0.75% and (y) in the case of the Tranche B2 Loans or the Tranche D Loans, 0.50% and, in the case of each of (x) and (y), the denominator of which is 360; provided that with respect to the Tranche B2 Loans and the Tranche D Loans, such Commitment Fee shall be waived for the sixty (60) days immediately following the Third Amendment Closing Date; provided, further that with respect to the Tranche B1 Loans, the Commitment Fee shall begin to accrue from the Third Amendment Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Key Person” means each of Henry R. Kravis, George R. Roberts, John M. Reed, William C. Sonneborn, Erik A. Falk, Christopher A. Sheldon and Scott C. Nuttall.

“LIBO Rate” means, as of any date of determination and with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) the interpolated offered quotation to first-class banks in the New York interbank Eurodollar market for Dollar deposits as of such date, as set forth on Bloomberg screen “LR” and (b) 0%.

“Make Whole Fee” means (a) with respect to any reduction in the Tranche A Commitment, the product of (i) 0.45% multiplied by (ii) the Commitment Reduction Amount multiplied by (iii) the number of days remaining until the Scheduled Commitment Termination Date with respect to the Tranche A Commitment, divided by (iv) 360, (b) with respect to any reduction in the Tranche B1 Commitment, the product of (i) 0.75% multiplied by (ii) the Commitment Reduction Amount multiplied by (iii) the number of days remaining until the Scheduled Commitment Termination Date with respect to the Tranche B1 Commitment, divided by (iv) 360 and (c) with respect to any reduction in the Tranche B2 Commitment or the Tranche D Commitment, the product of (i) 0.50% multiplied by (ii) the Commitment Reduction Amount multiplied by (iii) the number of days remaining until the Scheduled Commitment Termination Date with respect to the Tranche B2 Commitment and the Tranche D Commitment, divided by (iv) 360; provided that the Make Whole Fee shall be zero for the portion of the Commitment Reduction Amount which is reduced or terminated to the extent the Borrower exercises its right to reduce or terminate the Tranche A Commitment, Tranche B1 Commitment or Tranche B2 Commitment (in each case, in whole or in part) in order to enter into (i) a transaction relating to CDOs for which DBNY or its Affiliates is the lead warehouse provider, lead structuring agent or lead placement agent for all securities issued in connection with such transaction or series of related transactions and the total market value of all Fund Investments moved out of the facility into such CDO is greater than or equal to the amount by which the Tranche A Commitment, Tranche B1 Commitment or Tranche B2 Commitment is reduced or (ii) a replacement financing facility with DBNY or its Affiliates.  For the avoidance of doubt, no Make Whole Fee shall be due solely as a result of entering into the third amendment to this Agreement dated as of February 11, 2013.

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $340,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Commitment Reduction and Termination) and (b) on and after the Commitment Termination Date, zero.

“Scheduled Commitment Termination Date” means (a) with respect to the Tranche A Commitment, the second anniversary of the Closing Date, (b) with respect to the Tranche B1 Commitment, the first anniversary of the Third Amendment Closing Date and (c) with respect to the Tranche B2 Commitment and the Tranche D Commitment, the second anniversary of the Third Amendment Closing Date.

“Unused Amount” means, as of any day, the excess of (x) the Maximum Commitment over (y) the aggregate principal amount of Loans outstanding on such day (including Loans made on such day).

(d) The definition of “Additional Margin Requirement” in Section 1 of Annex II to the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (xi) of such definition, (ii) adding the word “and” at the end of clause (xii) of such definition and (iii) adding a new clause (xiii) which clause (xiii) shall read in its entirety as follows:

“(xiii) if, with respect to any Fund Investment, the Advisor, the Sub-Advisor or an Affiliate of either the Advisor or the Sub-Advisor own, in the aggregate, 10% or more of the equity of the Obligor, 100%.”

(e) The definition of “Margin Requirement” in Section 1 of Annex II to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Margin Requirement” means, for the purposes of determining the Overcollateralization Test, with respect to each Eligible Investment, as of any date of determination, the lesser of (1) 100% and (2) the product of (x) the sum of (a) the Base Margin Requirement and (b) the Additional Margin Requirement for such Fund Investment and (y) the Super-Collateralization Percentage as of such date; provided that with respect to Revolving Loans (excluding Fully Pre-funded Revolving Loans) and Delayed Drawdown Loans (excluding the funded portions of Funded Delayed Drawdown Loans) that the Administrative Agent has agreed in writing are not Excluded Investments, the percentage specified in writing by the Administrative Agent (which may be in the form of an email).

(f) Section 2.01 of the Credit Agreement is hereby amended as follows:

(i) by replacing the word “Loans” appearing immediately after the words “of such Lender’s Commitment with respect to the” in the fifth line of Section 2.01(a) with the phrase “relevant tranche of Loans”;

(ii) by amending and restating Section 2.01(b) in its entirety to read as follows:

“(b) Each Loan made by the Lenders hereunder shall be made as a Tranche A Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche A Loans do not exceed the Tranche A Commitment; provided that any Loan (or portion thereof) in excess of the Tranche A Commitment made by the Lenders hereunder shall be made as a Tranche B1 Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche B1 Loans do not exceed the Tranche B1 Commitment; provided further that any Loan (or portion thereof) in excess of the Tranche B1 Commitment made by the Lenders hereunder shall be made as a Tranche B2 Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche B2 Loans do not exceed the Tranche B2 Commitment; provided further that any Loan (or portion thereof) in excess of the Tranche B2 Commitment made by the Lenders hereunder shall be made as a Tranche D Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche D Loans do not exceed the Tranche D Commitment.”

(iii)  by inserting a new subsection (c) to the following effect:

“(c) If, at any time, the Maximum Commitment Amount has been fully drawn and subsequent to such draw at least all of the Tranche D Loans have been fully repaid in accordance with Section 3.03(b)(i), then any subsequent re-drawing of Loans shall be made in the following order: first, as a Tranche A Loan, if and until the Tranche A Commitment is fully drawn; second, as a Tranche B1 Loan, if and until the Tranche B1 Commitment is fully drawn and third, pro-rata as a Tranche B2 Loan and a Tranche D Loan (based on the amount of the then-existing Tranche B2 Commitment and the Tranche D Commitment) if and until the Tranche B2 Commitment is fully drawn, at which time any subsequent re-drawing of Loans shall be made as a Tranche D Loan if and until the Tranche D Commitment is fully drawn.”

(g) Section 2.02 of the Credit Agreement is hereby amended as follows:

(i) by amending and restating Section 2.02(a) in its entirety to read as follows:

“(a)           Each Lender’s commitment to make Loans hereunder shall automatically terminate, and the Maximum Commitment shall be reduced to zero, upon the Commitment Termination Date; provided that if a Commitment Termination Date occurs as a result of the occurrence of the Scheduled Commitment Termination Date applicable to one or more but not all of the then-outstanding tranches, then each Lender’s commitment to make Loans hereunder shall terminate only with respect to such tranche or tranches and the Maximum Commitment shall be reduced only by the amount of such tranche or tranches.  The Borrower may voluntarily, from time to time, permanently reduce the amount of the Maximum Commitment upon at least ten (10) Business Days’ prior written notice to the Administrative Agent specifying the amount of such reduction, which notice shall be irrevocable once given; provided that (i) no reduction may reduce the Maximum Commitment below $25,000,000 unless the Maximum Commitment is reduced to zero; (ii) any partial reduction of the Maximum Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; (iii) no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then aggregate outstanding Loans and (iv) any such reduction shall be applied to reduce (w) first, the Tranche D Commitment, if any, until such Tranche D Commitment is zero, (x) second, the Tranche B2 Commitment, if any, until such Tranche B2 Commitment is zero, (y) third, the Tranche B1 Commitment, if any, until such Tranche B1 Commitment is zero and (z) thereafter, the Tranche A Commitment.  The Administrative Agent shall promptly notify each Lender of the receipt of any such notice and the reduction of such Lender’s Commitment.”

(ii) by deleting the proviso at the end of Section 2.02(b) in its entirety so that Section 2.02(b) shall read as follows:

“(b)           Concurrently with any reduction in the Maximum Commitment or termination of the Lenders’ Commitment to make Loans hereunder prior to the Scheduled Commitment Termination Date for whatever reason (including following the occurrence of an Event of Default), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, the applicable Make Whole Fee.”

(h) Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“[Reserved].”

(i) Section 3.03(b)(i)(C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(C)           any such prepayment of principal shall be applied to reduce (w) first, Tranche D Loans until the principal amount of Tranche D Loans outstanding is zero, (x) second, Tranche B2 Loans until the principal amount of Tranche B2 Loans outstanding is zero, (y) third, Tranche B1 Loans until the principal amount of Tranche B1 Loans outstanding is zero and (z) thereafter, Tranche A Loans.”

(j) Section 3.06 of the Credit Agreement is hereby amended as follows:

(i) by amending and restating Section 3.06(a) in its entirety to read as follows:

“(a)           All payments made by the Borrower hereunder or under any Note shall be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of, any franchise tax imposed on or in lieu of taxes on net income of, and any branch profits tax imposed on, any Lender, pursuant to the Laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”)), excluding (i) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 9.06) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 3.06, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (ii) any Tax attributable to the failure of the relevant Lender to comply with clauses (b) through (d) of this Section 3.06 and (iii) any U.S. federal withholding Taxes imposed under FATCA (all such Taxes described in the preceding clauses (a)(i) and (iii), hereinafter “Excluded Taxes”). If any Taxes that are not Excluded Taxes (hereinafter “Indemnifiable Taxes”) are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of such Taxes, shall not be less than the amount provided for herein or in such Note. The Borrower shall furnish to the Administrative Agent within forty-five (45) days after the date the payment of the Indemnifiable Taxes is due pursuant to Applicable Law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of Indemnifiable Taxes so levied or imposed and paid by such Lender or the Administrative Agent.”

(ii) by amending Section 3.06(c) by (i) deleting the word “or” at the end of clause (D), (ii) adding a new clause (E) which clause (E) shall read in its entirety “(E) executed originals of Internal Revenue Service Form W8-EXP; or” and (iii) replacing the existing reference to clause “(E)” with a reference to clause “(F)”;

(iii) by amending and restating Section 3.06(d) in its entirety to read as follows:

“(d)           Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction with respect to Taxes, and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent of its legal inability to do so.”

(iv) by inserting a new subsection (e) to the following effect:

“(e)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (in cash or as an offset against other Taxes payable) as to which it has been indemnified pursuant to this Section 3.06 (including by the payment of additional amounts pursuant to this Section 3.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.”

(k) Subclause (a)(i) of Section 9.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) of the Administrative Agent and its Affiliates in connection with the syndication of the Commitments or Loans, negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and”

(l) Section 9.05 of the Credit Agreement is hereby amended by adding the following at the end of clause (a):

“Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Loans or other obligations under the Credit Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.”

(m) Section 9.13 of the Credit Agreement is hereby amended as follows:

(i) by adding the phrase “with a Commitment or outstanding Loan, in each case, greater than zero” at the end of each of clauses (a), (f) and (g) of Section 9.13;

(ii) by amending and restating Section 9.13(h) in its entirety to read as follows:

“(h)           amend any provision or defined term in the Collateral Valuation Schedule without the consent of (w) the Lenders having more than 50% of the Tranche A Commitment, (x) the Lenders having more than 50% of the Tranche B1 Commitment, (y) the Lenders having more than 50% of the Tranche B2 Commitment and (z) the Lenders having more than 50% of the Tranche D Commitment (or if the commitments of each Lender to make Loans has been terminated pursuant to Section 7.02 or Section 7.03, Lenders having more than 50% of the then outstanding Tranche A Loans, if any, Lenders having more than 50% of the then outstanding Tranche B1 Loans, if any, Lenders having more than 50% of the then outstanding Tranche B2 Loans, if any, and Lenders having more than 50% of the then outstanding Tranche D Loans, if any);”

(iii) by amending and restating the second proviso of Section 9.13, which proviso, for the avoidance of doubt, is the last full paragraph of Section 9.13, in its entirety to read as follows:

“provided further, that, in the event of any amendment to increase the Aggregate Commitment the Administrative Agent shall first give DBNY the opportunity to determine whether to increase its Commitment and if so, the amount of such increase (up to the full amount of the increase in the Aggregate Commitment).  If DBNY has not increased its Commitment on the terms applicable to such new Commitment increase by the full amount of the increase in the Aggregate Commitment, the Administrative Agent shall, unless HOOPP, following any increase in its Commitment, would hold more than (i) 49.9% of the Applicable Percentage or (ii) $150,000,000 less any reduction in its Commitment pursuant to Section 2.02(a), thereafter give HOOPP the opportunity to determine whether to increase its Commitment on the terms applicable to such new Commitment increase and if so, the amount of such increase (up to the lesser of (x) the remaining amount of the increase in the Aggregate Commitment, (y) an amount that would result in HOOPP immediately following such increase holding not more than 49.9% of the Applicable Percentage and (z) an amount that would result in HOOPP immediately following such increase holding not more than $150,000,000 less any reduction in its Commitment pursuant to Section 2.02(a)).  If HOOPP has not responded within ten (10) Business Days, then HOOPP shall be deemed to have declined to increase its Commitment.  If HOOPP is a holder of the Tranche D Commitment, any increase in the Aggregate Commitment that is not reflected in an increase in HOOPPs Tranche D Commitment shall not be made in the form of an increase in the Tranche D Commitment.”

(n) Section 9.17 of the Credit Agreement is hereby amended by (i) replacing the words “the Commitments” appearing immediately after the words “on which it shall record” in the third and fourth lines of Section 9.17 with the phrase “the names and addresses of the Lenders, the Commitments” and (ii) replacing the words “the Loans” appearing immediately after the words “of the Lenders,” in the fourth line of Section 9.17 with the phrase “the principal amounts (and stated interest) of the Loans”.

(o) Annex II-C-1 to the Credit Agreement is deleted and replaced by Annex II-C-1 to this Third Amendment.

(p) Exhibit B to the Credit Agreement is deleted and replaced by Exhibit B to this Third Amendment.

(q) Exhibit C to the Credit Agreement is hereby amended as follows:

(i) by amending and restating number 4 in its entirety to read as follows:

“4.	Type of Loan:	Type of Loan:	[Tranche A Loans] [Tranche B1 Loans] [Tranche B2 Loans] [Tranche D Loans]”

(ii) by adding a new number 5, which shall read in its entirety as follows:

“5.           Assigned Amount:                                $[           ]”

Section 2. Conditions Precedent.  It shall be a condition precedent to the effectiveness of this Third Amendment that each of the following conditions are satisfied:

(a) Agreements. The Administrative Agent shall have received executed counterparts of this Third Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Third Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Third Amendment and to perform its obligations under the Credit Agreement and the Notes, in each case as amended by this Third Amendment and each other Credit Document to be executed by it and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Third Amendment and the other Credit Documents to be executed and delivered in connection with this Third Amendment and to act with respect to this Third Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party to the Amended Credit Agreement), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered to the Administrative Agent in connection with the closing of the Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c) Notes.  Upon the request of any Lender to the Borrower made in accordance with Section 3.02 of the Amended Credit Agreement, such Lender shall receive a Note (including Schedule 1 for such Note that is accurate as of the Third Amendment Closing Date) substantially identical to Exhibit B to the Amended Credit Agreement duly executed and delivered by an Authorized Representative of the Borrower.  Upon each requesting Lender’s receipt of such Note, each Lender shall promptly return or destroy any prior Note that such Lender held which evidenced the Loans represented by the new Note such Lender has so received.

(d) Collateral Documents, Management Agreement, etc.  The Administrative Agent shall have received, to the extent the Administrative Agent has determined that certain or all of the Collateral Documents, Management Agreement and LLC Agreement are required to be replaced, amended, supplemented or otherwise modified to secure or otherwise contemplate the obligations set forth in this Third Amendment and the Amended Credit Agreement, such replacements, supplements or other modifications dated the Third Amendment Closing Date (or such later date as the Administrative Agent may agree in its discretion), in form and substance reasonably satisfactory to the Administrative Agent.

(e) No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the Third Amendment Closing Date, be pending or, to the knowledge of the Borrower, threatened in writing with respect to any of the transactions contemplated hereby or by the Amended Credit Agreement which could, in the reasonable opinion of the Administrative Agent, be adverse in any material respect to the Borrower.

(f) Certificate as to Conditions, Warranties, No Default, Agreements etc. The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Third Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(1) all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Amended Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Third Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects; and

(4) no Default or Event of Default shall be continuing.

(g) Opinions of Counsel. The Administrative Agent shall have received a customary opinion letter, dated as of the Third Amendment Closing Date and addressed to the Lenders and the Administrative Agent, from Dechert LLP, counsel to the Borrower, the Manager and CNL, addressing the matters set forth in Exhibit F hereto, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders:

(h) Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit G hereto addressed to the Administrative Agent and the Lenders.  All representations and warranties of the Manager set forth therein shall be true and correct in all material respects as of the Third Amendment Closing Date and immediately after the initial funding of any Tranche D Loans with the same effect as if then made.

(i) CNL Letter. The Administrative Agent shall have received from CNL a letter in the form of Exhibit H hereto addressed to the Administrative Agent and the Lenders.  All representations and warranties of CNL set forth therein shall be true and correct in all material respects as of the Third Amendment Closing Date and immediately after the initial funding of any Tranche D Loans with the same effect as if then made.

(j) Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under this Third Amendment.

(k) Federal Reserve Form U-1. Each Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the relevant Lender reflecting the Maximum Commitment as amended by this Third Amendment.

(l) After giving effect to any requested Borrowing on the Third Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(m) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and by the Amended Credit Agreement and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Third Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Third Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Lenders and their counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Third Amendment and the Amended Credit Agreement shall be reasonably satisfactory to counsel to the Administrative Agent.  The contemporaneous exchange and release of executed signatures pages by each of the Persons contemplated to be a party hereto shall render this Third Amendment effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

Section 3. Miscellaneous.

(a) GOVERNING LAW.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc.  None of the terms of this Third Amendment or any other Credit Document may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability.  If any one or more of the covenants, agreements, provisions or terms of this Third Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Third Amendment and shall in no way affect the validity or enforceability of the other provisions of this Third Amendment.

(d) Counterparts.  This Third Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Third Amendment.

(g) Entire Agreement.  This Third Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

CCT FUNDING LLC, as Borrower

By: CORPORATE CAPITAL TRUST, INC., as its Designated Manager

By:	/s/ Paul S. Saint-Pierre
Name:	Paul S. Saint-Pierre
Title:	Secretary and Chief Financial Officer

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG, NEW YORK BRANCH As Administrative Agent

By:	/s/ Ian R. Jackson
Name:	Ian R. Jackson
Title:	Director

By:	/s/ Eamon McCooey
Name:	Eamon McCooey
Title:	Managing Director

LENDER

DEUTSCHE BANK AG, [NEW YORK BRANCH] As Lender

By:	/s/ Ian R. Jackson
Name:	Ian R. Jackson
Title:	Director

By:	/s/ Eamon McCooey
Name:	Eamon McCooey
Title:	Managing Director

The Commitment of Deutsche Bank AG, [New York Branch], as Lender is as follows:

Type of Commitment:	Amount of Commitment:	Percentage of Tranche:
Tranche A Commitment	$75,000,000	100%
Tranche B1 Commitment	$65,000,000	100%
Tranche B2 Commitment	$100,000,000	100%
Tranche D Commitment	$100,000,000	0%

Total Commitment:	$340,000,000

LENDER

HEALTHCARE OF ONTARIO PENSION PLAN, As Lender

By:	/s/ Shrirang Apte
Name:	Shrirang Apte
Title:	AVP, Credit Derivatives & Fixed Income

By:	/s/ Karen Ng
Name:	Karen Ng
Title:	Portfolio Manager, Credit Derivatives & Fixed Income

The Commitment of Healthcare of Ontario Pension Plan, as Lender is as follows:

Type of Commitment:	Amount of Commitment:	Percentage of Tranche:
Tranche A Commitment	$75,000,000	0%
Tranche B1 Commitment	$65,000,000	0%
Tranche B2 Commitment	$100,000,000	0%
Tranche D Commitment	$100,000,000	100%

Total Commitment:	$340,000,000

Annex II-C-1

Base Margin Requirement – Corporate Bond Securities

Maturity
Spread To Maturity	Equal to 3 years	Equal to 5 years	Equal to 12 years	Equal to 17 years	Equal to 30 years
Equal to 0.50%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 1.25%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 4.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 6.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 9.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 12.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Less or Equal to 20.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%

* Base margin rates in the following tables depend on both the Credit Spread of the corporate bond (vertical axis) and the maturity of the corporate bond (horizontal axis).   The base rates are bi-linearly interpolated within the table boundaries.  For bonds with maturity less than 3 years, maturity greater than 30 years, or Credit Spread less than 50, the base rate is given by extending the boundary values of the table.
_____________

*CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

EXHIBIT B

FORM OF NOTE

[ ], 201[ ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to Deutsche Bank AG, New York Branch, and its successors and assigns (the “Administrative Agent”), in accordance with the provisions of the Credit Agreement (as defined below), the principal amount of each [Tranche A Loan]/[Tranche B1 Loan]/[Tranche B2 Loan]/[Tranche D Loan] from time to time made by the Lenders to the Borrower under that certain Credit Agreement dated as of August 22, 2011 (as hereafter amended from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined) between the Borrower, the Administrative Agent and the lenders from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each [Tranche A Loan]/[Tranche B1 Loan]/[Tranche B2 Loan]/[Tranche D Loan] from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. The aggregate unpaid amount of all [Tranche A Loans]/[Tranche B1 Loans]/[Tranche B2 Loans]/[Tranche D Loans] recorded by the Administrative Agent on its books or set forth on the schedule attached hereto shall be rebuttable presumptive evidence of the unpaid principal amount of this Note. All payments of principal and interest shall be made to the Administrative Agent in Dollars in immediately available funds at the Payment Office of the Administrative Agent. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is the Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence of an Event of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. [Tranche A Loans]/[Tranche B1 Loans]/[Tranche B2 Loans]/[Tranche D Loans] made by the Lenders shall be evidenced by one or more loan accounts or records maintained by the Administrative Agent in the ordinary course of business. The Administrative Agent may also attach schedules to this Note and endorse thereon the date, type, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Signatures begin on the next page]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CCT FUNDING LLC By: CORPORATE CAPITAL TRUST, INC., its Designated Manager

By:
Name:
Title:

[Signature page to Note]

SCHEDULE 1 TO NOTE

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT F

FORM OF REQUIRED BORROWER AND MANAGER OPINION

[Attached]

EXHIBIT G

FORM OF MANAGER LETTER

[Attached]

EXHIBIT H

FORM OF CNL LETTER

[Attached]